Exhibit 107

Calculation of Filing Fee Tables

Form F-3
(Form Type)

Cazoo Group Ltd
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
	Newly Registered Securities
	Secondary Offering
Fees to be Paid	Equity	Class A ordinary shares	Other(2)	4,499,721	(3)	$36.28	(2)	$163,249,877.88	$147.60 per $1,000,000	$24,095.69
Total Offering Amounts								$163,249,877.88		$24,095.69
Total Fees Previously Paid										—
Total Fee Offsets										$24,095.69
Net Fee Due										$0.00

*	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering an indeterminate number of additional securities as may be issued to prevent dilution resulting from share dividends, share splits or similar transactions.

(1)	Consists of 4,499,721 of the Registrant’s Class A ordinary shares issued to the selling securityholders in connection with the Exchange Offer (as defined in the Registration Statement).

(2)	Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $36.28 per share, which is the average of the high and low prices of the Class A ordinary shares, as reported on the Nasdaq Global Select Market as of December 6, 2023.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fee Offset Claims	Cazoo Group Ltd	F-1	333-259778	September 24, 2021		$24,095.69	Equity	Class A ordinary shares	262,605,494	$2,415,970,544.80
Fees Offset Sources	Cazoo Group Ltd	F-1	333-259778		September 24, 2021						$509,044.10	(1)

(1)	The Registrant previously filed a registration statement on Form F-1 (File No. 333-259778), initially filed on September 24, 2021 and initially declared effective on October 5, 2021 (the “Prior Registration Statement”), which registered (i) 429,176,927 Class A Shares (the “Secondary Shares”) for resale for a proposed maximum aggregate offering price of $3,948,427,728.50, 21,129,818 Class A Shares (the “Warrant Shares”) issuable on exercise of warrants for resale for a proposed maximum aggregate offering price of $242,992,907, and 41,254,590 Class A Shares (the “Primary Shares”) for issuance upon exercise of warrants for a proposed maximum aggregate offering price of $474,427,785. The Prior Registration Statement was not fully used and 262,605,494 Secondary Shares, 21,129,818 Warrant Shares and 41,254,590 Primary Shares were not sold, resulting in unsold aggregate offering amounts of $2,415,970,544.80, with respect to the Secondary Shares, $242,992,907 with respect to the Warrant Shares and $474,427,785 with respect to the Primary Shares. These unused amounts represent approximately 67.2% of the $509,044.10 of the registration fees on the Prior Registration Statement and result, in the aggregate, in an available fee offset of $341,853.02. The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.